Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

REX ENERGY CORPORATION

Adopted as of February 11, 2011

ARTICLE I

OFFICES

Section 1.01. Registered Office. The registered office of the corporation in the State of Delaware will be in the City of Wilmington, County of New Castle, until a different office is established by resolution of the Board of Directors and a certificate certifying the change is filed in the manner provided by applicable law.

Section 1.02. Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.01. Place of Meeting. All meetings of the stockholders will be held at such place, if any, within or without the State of Delaware as may be designated by the Board of Directors in the notice of such meeting (or by the chairman of the board, the chief executive officer or the president calling a meeting pursuant to Section 2.03 of these Bylaws).

Section 2.02. Annual Meetings. The Board of Directors will fix and designate the date and time of the annual meeting of the stockholders. At said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business properly brought before the meeting.

Section 2.03. Special Meetings. Except as otherwise required by applicable law, the Certificate of Incorporation or any certificate of designations, special meetings of the stockholders may be called at any time by the chairman of the board, by a majority of the Board of Directors, by the chief executive officer or by the president.

Section 2.04. Notice of Meeting. Written or printed notice, stating (a) the place, if any, date and time of the meeting, (b) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and (c) the nature of the business to be considered shall be delivered by the corporation not less than ten days nor more than 60 days before the date of the meeting, either personally, by mail or by other lawful means, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation. Such further notice shall be given as may be required by applicable law.

No business shall be transacted at any special meeting of the stockholders other than that which is stated in the notice of such special meeting. No business shall be transacted at any annual meeting of stockholders other than that which is stated in the proxy statement for such annual meeting or brought before the annual meeting by or at the direction of the Board of Directors.

Any previously scheduled meeting of the stockholders may be postponed, and, unless the Certificate of Incorporation or any certificate of designations otherwise provides, any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.05. Submission of Director Nominees and Stockholder Proposals. Stockholders may nominate one or more persons for election as directors at any annual meeting of stockholders or propose business to be brought before the annual meeting of stockholders, or both, only if (a) such business is a proper matter for stockholder action, (b) the stockholder has given timely notice in proper written form of such director nomination(s) or such proposed business, and (c) the stockholder is a stockholder of record of the corporation at the time of giving such notice and is entitled to vote at the annual meeting.

To be timely, a stockholder’s notice shall be delivered to and received by the secretary at the principal executive offices of the corporation not less than 120 days in advance of the first anniversary of the date of the corporation’s proxy statement released to stockholders for the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, delivery of such proposal by the stockholder, to be timely, must be so delivered not later than the close of business on the later of (a) the 120th day prior to such meeting, or (b) the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. For purposes of this Section 2.05 of the Bylaws, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by the corporation with the Securities and Exchange Commission, or in a notice pursuant to the applicable rules of an exchange on which the corporation’s securities are then listed.

To be in proper form, a stockholder’s notice shall be in writing and shall set forth (a) the name and address of the stockholder, as set forth in the corporation’s books and records, who intends to make the nomination(s) or propose the business and the beneficial owner, if any, on whose behalf the proposal is made, (b) in the case of a nomination of director(s), (i) a description of all agreements, arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made, (ii) any other information relating to such nominee(s) that would be required to be included in a proxy statement filed under the current rules of the Securities and Exchange Commission, and (iii) the nominee(s)’ written consent to serve as director if elected, and (c) in the case of other business proposed to be brought before the annual meeting, (i) a brief description of such business, (ii) the reasons for conducting such business at the annual meeting, (iii) any material interest the stockholder has in such business, and (iv) any other information that is required to be provided by the stockholder under the current rules of the Securities and Exchange Commission with respect to stockholder proposals. The Board of Directors, a committee thereof, the chief executive officer or the president may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

Notwithstanding the foregoing provisions of this Section 2.05 of the Bylaws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder, and all other policies and procedures of the corporation with respect to the matters set forth in this Section 2.05 of the Bylaws.

Section 2.06. Quorum, Adjournment and Manner of Acting.

(a) Quorum and Adjournment. Except as otherwise provided by applicable law, the Certificate of Incorporation or any certificate of designations, the holders of a majority of the total voting power of all classes of the then-outstanding capital stock of the corporation entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at meetings of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the then-outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum is not present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of the total voting power of the stock so present shall have the power to adjourn the meeting from time to time. No notice of the time and place of adjourned meetings need be given except as required by law; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of (i) the place, if any, date and time of the adjourned meeting, (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting and (iii) the general nature of the business to be considered shall be given in conformity herewith. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b) Manner of Acting. Election of directors at all meetings of the stockholders at which directors are to be elected, shall be by written or electronic ballot, and, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. In all matters other than the election of directors, the affirmative vote of the holders of at least a majority of the total voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders, unless the question is one upon which, by express provision of applicable law, the Certificate of Incorporation, any certificate of designations or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question. No stockholder shall be entitled to exercise any right of cumulative voting.

Section 2.07. Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it or any subsidiary; and such shares shall not be counted in determining the total number of outstanding shares of the corporation’s capital stock.

Section 2.08. Organization. At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, the chief executive officer, or in the case of a vacancy in the office or absence of the chief executive officer, the president, or in the case of a vacancy in the office or absence of the president, such other officer or director of the corporation designated by the Board of Directors, shall act as chairman of the meeting of the stockholders. The secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting of the stockholders.

Section 2.09. Conduct of Business. The chairman of the meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order. The chairman of the meeting shall have the power to adjourn the meeting to another place, if any, date and time. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

Section 2.10. Voting.

(a) General Rule. Unless otherwise provided in the Certificate of Incorporation or any certificate of designations, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.

(b) Voting by Proxy. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by applicable law) by the stockholder, or by his or her duly authorized attorney in fact. Such proxy must be filed with secretary of the corporation or his or her representative at or before the time of the meeting.

(c) No Stockholder Action by Written Consent. Except as otherwise provided by the Certificate of Incorporation or any certificate of designations, any action required or permitted to be taken by the stockholders may be effected only at a duly called annual or special meeting of the stockholders and may not be effected by a written consent or consents by stockholders in lieu of a meeting.

Section 2.11. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare, or direct the preparation of, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting in the manner provided by applicable law. The stockholder list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by applicable law.

Section 2.12. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint one or more inspectors, who need not be stockholders, to act at the meeting and to make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the person’s best ability. The inspectors shall have the duties prescribed by law.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01. Powers. All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

Section 3.02. Number. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed, and may be increased or decreased from time to time, exclusively by a resolution adopted by a majority of the entire Board of Directors.

Section 3.03. Term of Office. Directors shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, except in the event of death, resignation, retirement, disqualification or removal.

Section 3.04. Vacancies. Subject to applicable law and the rights of the holders of any series of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, or removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until his or her successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 3.05. Removal. Except as otherwise provided by a certificate of designations, any director or the entire Board of Directors may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of not less than 80% of the total voting power of all classes of the then-outstanding capital stock of the corporation entitled to vote generally in the election of directors at a special meeting duly called for such purpose.

Section 3.06. Resignations. Any director or committee member may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.07. Organization. At every meeting of the entire Board of Directors, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, such other officer or director of the corporation designated by the Board of Directors, shall act as chairman of the meeting of the Board of Directors. The secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting of the entire Board of Directors. Notwithstanding any other provision in this Section 3.07 of the Bylaws to the contrary, in the case of executive sessions of the independent directors, the chairman of the meeting and the secretary of the meeting shall be an independent director.

Section 3.08. Place of Meeting. Meetings of the Board of Directors, both regular and special, shall be held at such place, if any, within or without the State of Delaware, as the Board of Directors may from time to time determine, or as may be designated in a notice of the meeting.

Section 3.09. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such date, time and place, if any, as shall be designated from time to time by resolution of the Board of Directors.

Section 3.10. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the chairman of the board, by a majority of the directors then in office or by the chief executive officer of the corporation. The persons authorized to call special meetings of the Board of Directors may fix the date, time and place, if any, of the meetings.

Section 3.11. Notice. Notice of any special meeting of the Board of Directors shall be given to each director at his or her business or residence (as he or she may specify) in writing by hand delivery, first-class mail, overnight mail or courier service, confirmed facsimile transmission or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five days before such meeting. If given by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 48 hours before such meeting. If given by telephone, hand delivery or confirmed facsimile transmission or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 48 hours before such meeting. The notice shall state the time, date and place of the special meeting of the Board of Directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided in Section 7.11 of these Bylaws.

Section 3.12. Quorum, Manner of Acting and Adjournment. Except as otherwise provided in Section 3.04 of these Bylaws, by applicable law, by the Certificate of Incorporation or by any certificate of designations, at all meetings of the Board of Directors, (a) the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business, and (b) the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.13. Action Without Meeting Unless otherwise restricted by the Certificate of Incorporation or any certificate of designations, any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing or by electronic transmission (as that term is defined in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”)), and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Directors or the committee in accordance with applicable law.

Section 3.14. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.15. Committees of the Board. The Board of Directors may designate one or more committees, each consisting of one or more directors. Committee members may be removed from a committee by a majority vote of the directors then in office. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. To the extent permitted by applicable law and provided in resolutions of the Board of Directors, each committee shall have and may exercise the powers of the Board of Directors in overseeing the business and affairs of the corporation.

Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested. A majority of the committee members at a meeting shall constitute a quorum of the committee and the vote of a majority of the members present shall be the act of the committee.

Section 3.16. Compensation. The Board of Directors shall have the authority to fix the amount of compensation of directors and any committee members.

ARTICLE IV

OFFICERS

Section 4.01. Officers. The officers of the corporation shall be a chief executive officer, a president, one or more vice presidents (who may be designated as area presidents), and a secretary. The Board of Directors may appoint such other officers and agents, including without limitation, a chairman of the board, a chief financial officer, a treasurer, assistant vice presidents, assistant secretaries and assistant treasurers, in each case as the Board of Directors shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. Any two or more offices may be held by the same person. The chairman of the board, if one is elected, shall be elected from among the directors. None of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

Section 4.02. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his or her successor is chosen and qualified or until his or her death or the effective date of his or her resignation or removal.

Section 4.03. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.04. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled at any time and from time to time by the Board of Directors for the unexpired portion of the term.

Section 4.05. Compensation. The compensation of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving compensation by reason of serving as a director.

Section 4.06. Chairman of the Board. The chairman of the board, if one is elected, shall preside at all meetings of the Board of Directors and of the stockholders of the corporation. The chairman of the board shall formulate and submit to the Board of Directors matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or these Bylaws.

Section 4.07. Chief Executive Officer. The chief executive officer shall have the executive responsibility for the general and active management of the business and affairs of the corporation. If there is no chairman of the board or during the absence or disability of the chairman of the board (and, in either case, so long as the chief executive officer is a member of the Board of Directors), the chief executive officer shall exercise all of the powers and discharge all of the duties of the chairman of the board. The chief executive officer shall possess power to sign all certificates, contracts and other instruments of the corporation. The chief executive officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The chief executive officer shall, in the absence of the chairman of the board (and, in the case of meetings of the Board of Directors, so long as the chief executive officer is a member of the Board of Directors), preside at all meetings of the stockholders and the Board of Directors. The chief executive officer shall keep the Board of Directors fully informed and shall consult them concerning the business of the corporation, and in general shall perform all other duties normally incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.08 President. The president of the corporation shall be the principal operating and administrative officer of the corporation. The president shall possess power to sign all certificates, contracts and other instruments of the corporation, except as otherwise limited by the chief executive officer of the corporation. Unless otherwise provided by the Board of Directors, the president may, in the absence of the chief executive officer, perform duties and exercise the powers of the chief executive officer. The president shall perform all such other duties as are incident to the office of president and such other duties as may be prescribed by the chief executive officer or the Board of Directors from time to time.

Section 4.09. Vice Presidents. In the absence of the president, or in the event of his or her inability or refusal to act, the vice presidents (in order of their seniority) shall perform the duties and exercise the powers of the president. The vice presidents shall perform such other duties as from time to time may be assigned to them by the chief executive officer, the president or the Board of Directors.

Section 4.10. Secretary. The secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors (except as otherwise provided in Section 3.07 of these Bylaws regarding executive sessions), (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law, (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws, (d) keep or cause to be kept a register of the mailing address of each stockholder which shall be furnished by such stockholder, (e) have general charge of the stock transfer books of the corporation and (f) in general, perform all duties normally incident to the office of secretary and such other duties as from time to time may be assigned by the chief executive officer, the president or the Board of Directors.

Section 4.11. Treasurer. If required by the Board of Directors and if a treasurer is appointed, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The treasurer, if one is appointed, shall (a) have charge and custody of, and be responsible for, all funds and securities of the corporation, (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors, and (c) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chief executive officer, the president or the Board of Directors.

Section 4.12. Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, if appointed, shall, in general, perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, by the chief executive officer, the president or the Board of Directors. The assistant secretaries and assistant treasurers shall, in the absence of the secretary or treasurer, respectively, perform all functions and duties that such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his or her office. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such surety or sureties as the Board of Directors shall determine.

ARTICLE V

STOCK

Section 5.01. Certificates of Stock. The shares of the corporation shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, an appropriate officer of the corporation, representing the number of shares registered in certificate form.

Stock certificates of the corporation shall be in such form as approved by the Board of Directors or an appropriate officer of the corporation from time to time. The stock record books and the blank stock certificate books shall be kept by the secretary or by any agency designated by the Board of Directors for that purpose. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued.

Any or all of the signatures upon the stock certificates of the corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

Section 5.02. Transfer. Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person(s) named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made that is inconsistent with the provisions of applicable law.

Section 5.03. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen, destroyed or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, destroyed or mutilated. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the alleged loss, theft, destruction, or mutilation of such certificate or the issuance of such new certificate or certificates or uncertificated shares.

Section 5.04. Record Holder of Shares. The corporation shall be entitled to treat the holder of record of any share or shares of the corporation’s capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 5.05. Record Date. The Board of Directors may fix in advance a date, which shall not be more than 60 days nor less than ten days preceding the date of any meeting of stockholders, nor more than 60 days preceding the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI

INDEMNIFICATION

Section 6.01. Right to Indemnification. The corporation, to the fullest extent permitted or required by the General Corporation Law of the State of Delaware (the “DGCL”) or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, unless applicable law otherwise requires, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was made a party, or is threatened to be made a party, or who is or was involved in any manner (including, without limitation, as a witness), in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor) (collectively, a “Proceeding”), by reason of the fact that such person, or a person of whom he or she is or was the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise (including service with respect to employee benefit plans maintained or sponsored by the corporation) (collectively, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent, against all losses, expenses (including, without limitation, attorney fees and other fees and disbursements), liabilities, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement actually and reasonably incurred (collectively, “Expenses”) by the Indemnitee in connection with such Proceeding; provided, however, that, except as provided in this Article VI with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the initiation of such Proceeding (or part thereof) was authorized by the Board of Directors.

Section 6.02. Determination of Entitlement to Indemnification. To obtain indemnification under this Article VI, an Indemnitee shall submit to the corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and as is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (“Supporting Documentation”). Upon written request by an Indemnitee for indemnification pursuant to the first sentence of this Section 6.02 of the Bylaws, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made as follows: (a) if requested by the Indemnitee, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors (a copy of which will be delivered to the Indemnitee), or (b) if no request is made by the Indemnitee for a determination by Independent Counsel, (i) by a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, or (iii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, or (iv) by the stockholders of the corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the Indemnitee, Independent Counsel shall be selected by the Board of Directors, but only Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control (as hereinafter defined) shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed, Independent Counsel shall be selected by the Indemnitee, but only Independent Counsel to which the Board of Directors does not reasonably object, unless the Indemnitee shall request that such selection be made by the Board of Directors. If it is determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 20 days after such determination.

Section 6.03. Presumptions and Effect of Certain Proceedings. An Indemnitee seeking indemnification shall be presumed to be entitled to indemnification upon submission of a written request and all Supporting Documentation, and thereafter the corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 6.02 of these Bylaws to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt of a written request therefor (together with all Supporting Documentation), the Indemnitee seeking indemnification shall be deemed to be, and shall be, entitled to indemnification unless (a) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or in any Supporting Documentation or (b) such indemnification is prohibited by the DGCL. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee (i) did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or at least not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful. Furthermore, the knowledge or actions or failure to act of any other director, officer, employee or agent of the corporation or other enterprise, as applicable, shall not be imputed to the Indemnitee for purposes of determining the Indemnitee’s entitlement to indemnification under this Article VI.

Section 6.04. Advancement of Expenses. Expenses incurred by an Indemnitee in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding and within 20 days of receipt by the secretary of the corporation of (a) a written request therefor setting forth the basis for such indemnification and (b) if required by law at the time such written request is made, an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article VI. Such advances shall be made on an unsecured basis, shall be interest-free and shall be made without regard to the Indemnitee’s ability to repay such amounts and without regard to the Indemnitee’s ultimate entitlement to indemnification under this Article VI or otherwise.

Section 6.05. Remedies of the Indemnitee.

(a) In the event that a determination is made pursuant to Section 6.02 of these Bylaws that the Indemnitee is not entitled to indemnification under this Article VI, (i) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee’s sole option, (A) in an appropriate court of the State of Delaware or any other court of competent jurisdiction or (B) in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, (ii) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination, and (iii) in any such judicial proceeding or arbitration, the corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article VI.

(b) If a determination shall have been made or deemed to have been made, pursuant to this Article VI of the Bylaws, that the Indemnitee is entitled to indemnification, the corporation shall be obligated to pay the amounts constituting such indemnification within 20 days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (i) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or in any Supporting Documentation or (ii) such indemnification is prohibited by the DGCL. In the event that (A) advancement of Expenses is not timely made pursuant to Section 6.04 of these Bylaws or (B) payment of indemnification is not made within 20 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to this Article VI, the Indemnitee shall be entitled to seek judicial enforcement of the corporation’s obligation to pay the Indemnitee such advancement of Expenses and indemnification.

(c) The corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.05 of the Bylaws that the procedures and the presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the corporation is bound by all the provisions of this Article VI.

(d) The corporation shall indemnify the Indemnitee against, and the Indemnitee shall be entitled to recover from the corporation, any Expenses actually and reasonably incurred in connection with any judicial adjudication or arbitration commenced pursuant to this Section 6.05 of the Bylaws to enforce his or her rights under, or to recover damages for breach of, this Article VI.

Section 6.06. Definitions. For purposes of this Article VI:

(a) “Change in Control” means any of the following events: (i) the acquisition in one or more transactions by any “person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership of shares representing at least a majority of the total voting power of the corporation; or (ii) consummation by the corporation, in a single transaction or series of related transactions, of (A) a merger or consolidation involving the corporation if the stockholders of the corporation immediately prior to such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, at least a majority of the total voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or (B) a sale, conveyance, lease, license, exchange or transfer (for cash, shares of stock, securities, other consideration or any combination thereof) of a majority or more of the assets or earning power of the corporation. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur solely because a majority or more of the total voting power of the corporation is acquired by (a) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the corporation or any of its subsidiaries or (b) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the corporation in the same proportion as their ownership of stock in the corporation immediately prior to such acquisition.

(b) “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(c) “Disinterested Director” means a director of the corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(d) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (i) the corporation or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Article VI. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article VI.

(e) Actions “not opposed to the best interests of the corporation” shall include, without limitation, actions taken in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

Section 6.07. Insurance. The corporation shall purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or who while a director or officer is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (“D&O Insurance”), against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI. Notwithstanding the foregoing, the corporation shall have no obligation to obtain or maintain D&O Insurance if the corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or such person is covered by similar insurance maintained by a subsidiary of the corporation or by another person pursuant to a contractual obligation owed to the corporation or such person.

Section 6.08. Scope of Article VI. The rights conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of these Bylaws, the Certificate of Incorporation, a certificate of designations, any agreement, vote of stockholders or Disinterested Directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights provided by or granted pursuant to this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.09. Reliance on Provisions. Each person who shall act as a director or officer of the corporation, or as the legal representative of such person, or who while a director or officer serves at the request of the corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VI. Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or benefit of any potential Indemnitee existing at the time of such repeal or modification.

Section 6.10. Indemnification of Other Employees. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to advancement by the corporation of any expenses incurred in defending any Proceeding, to any employee or agent of the corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification of and advancement of Expenses to directors and officers of the corporation.

Section 6.11. Severability. If this Article VI or any portion thereof shall be held to be invalid, illegal or unenforceable on any ground by any court of competent jurisdiction, then (a) the corporation shall nevertheless indemnify each Indemnitee as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding, including, without limitation, a grand jury proceeding, to the fullest extent permitted by (i) any applicable portion of this Article VI that shall not have been invalidated, (ii) the DGCL or (iii) any other applicable law, and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.12. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Article VI is unavailable to an Indemnitee for any reason whatsoever, the corporation, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and or for Expenses, in connection with any Proceeding, in proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the corporation and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding, and/or (b) the relative fault of the corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

ARTICLE VII

GENERAL PROVISIONS

Section 7.01. Dividends. Subject to the restrictions contained in applicable law, the Certificate of Incorporation or a certificate of designations, the Board of Directors may declare and pay dividends upon the shares of capital stock of the corporation.

Section 7.02. Contracts. Except as otherwise provided by applicable law, the Certificate of Incorporation, any certificate of designations or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the corporation by such officer or officers of the corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The chief executive officer, the president or such other persons as the Board of Directors so determines may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the corporation. Subject to any restrictions imposed by the Board of Directors, the chief executive officer, the president or such other persons as the Board of Directors so determines may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such person of responsibility with respect to the exercise of such delegated power.

Section 7.03. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the chief executive officer, the president or any other appropriate officer of the corporation may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes that the corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper.

Section 7.04. Fiscal Year. The fiscal year of the corporation shall be as fixed by the Board of Directors.

Section 7.05. Corporate Seal. The corporation shall have a corporate seal, which shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.06. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any director or officer of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 7.07. Checks, Notes, Etc. All checks, notes and evidences of indebtedness of the corporation shall be signed by such person or persons as the Board of Directors may from time to time designate.

Section 7.08. Reliance upon Books, Reports and Records. Each director, board committee member, officer and assistant officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation and upon such information, opinions, reports or documents presented to the corporation by any of its other officers, employees, board committees, or by any other person as to matters that such director, board committee member, officer or assistant officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Section 7.09. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of the DGCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 7.10. Corporate Records.

(a) Examination by Stockholders. Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders, directors or board committees, and to make copies or extracts therefrom. A “proper purpose” shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (i) that the stockholder has complied with the provisions of this Section 7.10 of the Bylaws respecting the form and manner of making demand for inspection of such documents and (ii) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this Section 7.10 of the Bylaws respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

(b) Examination by Directors. Each director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the person’s position as a director.

Section 7.11. Amendment of Bylaws. These Bylaws may be altered, amended or repealed or new Bylaws may be approved at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, in the case of alterations, amendments, repeals or the adoption of new Bylaws by the Board of Directors, notwithstanding any other provision of these Bylaws or any provision of applicable law that might otherwise permit a lesser vote or no vote, the affirmative vote of a majority of the members of the Board of Directors shall be required to alter, amend or repeal any provision of these Bylaws or to approve new Bylaws. In the case of alterations, amendments, repeals or the adoption of new Bylaws by the stockholders, the affirmative vote of the holders of a least a majority of the total voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be required to alter, amend or repeal any provision of these Bylaws or to approve new Bylaws.